                                                                 EXHIBIT 10.5




                           COMMERCIAL LEASE AGREEMENT

                        MEPC QUORUM PROPERTIES II INC.,

                                  as LANDLORD,

                                      and

                           NEOSTAR RETAIL GROUP, INC.

                                   as TENANT

                               TABLE OF CONTENTS

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         Heading                                                                                                    Page No.
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
1.       PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       LEASE TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

4.       RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

5.       USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.       COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

7.       HAZARDOUS SUBSTANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

8.       ALTERATIONS AND IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

9.       SIGNAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

10.      TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

11.      UTILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

12.      REPAIRS AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

13.      INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

14.      RISK ALLOCATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

15.      CASUALTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

16.      CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

17.      ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

18.      DEFAULT BY TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

19.      LANDLORD'S REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

20.      DEFAULT BY LANDLORD AND TENANT'S REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

21.      BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

22.      SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

23.      WAIVER OF SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

24.      SURRENDER UPON TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

25.      HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

26.      QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

27.      INSPECTION BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

28.      MECHANICS LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

29.      WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

30.      SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

31.      ESTOPPELS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

32.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

33.      CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

34.      TENANT'S CONDITIONAL RIGHT TO PURCHASE THE LAND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

35.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                           COMMERCIAL LEASE AGREEMENT

         THIS COMMERCIAL LEASE AGREEMENT (this LEASE) is made and entered into by and between MEPC QUORUM PROPERTIES II INC., a Delaware corporation (LANDLORD), and NEOSTAR RETAIL GROUP, INC., A DELAWARE CORPORATION (TENANT).

         1. PREMISES. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord, the land (the LAND) consisting of approximately 14.4 acres located at the junction of William D. Tate Avenue and Southwest Grapevine Parkway in Grapevine, Tarrant County, Texas, as such Land is more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with (i) the Improvements (hereinafter defined) to be built by Landlord on the Land (as hereinafter set forth), and (ii) all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Land (all of the foregoing is collectively referred to herein as the PREMISES).

         2.      IMPROVEMENTS.

                 A. Base Improvements. Subject to governmental approval of the plans and specifications (hereinafter the BASE PLANS) described or attached hereto as Exhibit "B" and made a part hereof, Landlord agrees to construct on the Land the improvements described therein (collectively, the BASE IMPROVEMENTS). The Base Improvements will include an approximate 241,950 square foot office/warehouse building structure comprised of approximately 199,050 square feet of warehouse space and 42,900 square feet of office space (the BUILDING). The Building and the other Base Improvements will be situated as shown on the site plan (herein the SITE PLAN) attached hereto as Exhibit "C" and incorporated herein by reference. Tenant acknowledges and agrees that it has reviewed and approved of the Base Plans and the Site Plan in all respects. Landlord may not make any material changes to the Site Plan or the Base Plans without Tenant's prior written consent, such not to be unreasonably withheld, conditioned or delayed.

                 B. Tenant Finish Work. Subject to the terms and conditions of this Lease, Landlord agrees to perform certain tenant finish in the Building. Though Architect will prepare the plans and specifications for all for all finish work to be performed in the Building (the TENANT FINISH
WORK), Tenant acknowledges and agrees that it will be Tenant's responsibility to have prepared by the Architect and submitted to Landlord no later than December 15, 1995, the final plans and specifications for the Tenant Finish Work. Such plans and specifications must include plans for a build-out of at least 40,000 square feet of office space and will not be considered final unless they are in a form reasonably appropriate for submission for permitting and bidding. The finalized plans and specifications will become a part of this Lease as Exhibit "D" and are referred to herein as the FINISH PLANS. Tenant shall involve Project Manager (hereinafter defined) on an ongoing basis in connection with preparing the Finish Plans, both parties acknowledging that Project Manager's ongoing involvement is necessary to ensure that the December 15th deadline is met, and Landlord will have the right to reasonably approve or disapprove of the Finish Plans. Landlord and Tenant agree to work together in good faith to finalize the Finish Plans. The Base Improvements and the Tenant Finish Work are hereinafter collectively referred to as the IMPROVEMENTS. Tenant agrees that any Tenant Finish Work that is not related to the office portion of the Building or that is in conflict with the Base Improvements will become a Change Order pursuant to Paragraph 2D(c) below.

                 C.       Development Schedule.

                          (a)     Commencement of Construction.  Landlord shall
commence construction of the Base Improvements by November 1, 1995. Subject to Force Majeure (hereinafter defined) and Tenant Delay(s) (hereinafter defined), failure by Landlord to commence construction by November 1, 1995 will subject the Land to purchase by Tenant from Landlord in accordance with Paragraph 34 below. For purposes of this Lease, construction shall be deemed to have commenced upon Landlord or Landlord's contractors beginning lawful and actual earth moving and grading work on the Land.


                          (b)     Commencement Date.  The date that the
construction of the Base Improvements has progressed to the extent described on Exhibit "G" attached hereto and incorporated herein by reference is the COMMENCEMENT DATE as that term is used in this Lease. Subject to Force Majeure and Tenant Delay(s), Landlord agrees to cause the Commencement Date to occur by March 25, 1996 so that Tenant, through its own contractors and subcontractors, but subject to Paragraph 2E below, can commence the installation of its property in the Building, inclusive of its material handling equipment. The decision of the Architect as to actual Commencement Date will be final as between the parties (it being understood that the date Architect actually makes such decision may not necessarily be the Commencement Date, such date having occurred prior to the date of the decision). Any decision of the Architect will be in writing and certified to both Landlord and Tenant. Subject to Force Majeure and Tenant Delay(s), if the Commencement Date has not occurred prior to March 25, 1996, then the Rent Commencement Date (hereinafter defined) will be extended one (1) day for each day beyond March 25, 1996 until the Commencement Date occurs. Subject to Force Majeure and Tenant Delay(s), if the Commencement Date has not occurred by March 30, 1996, then Landlord shall pay to Tenant a penalty of $300,000.00 and an additional penalty of $4,500.00 per day for each day beyond March 30, 1996 until the Commencement Date occurs.


COMMERCIAL LEASE AGREEMENT                                                PAGE 1
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                          (c)     Final Completion.  Landlord agrees to cause
the Date of Substantial Completion (hereinafter defined) to occur by May 1, 1996. Subject to Force Majeure and Tenant Delay(s), if the Date of Substantial Completion does not occur by May 1, 1996, the Rent Commencement Date will be extended two (2) days for each day beyond May 1, 1996 until the Date of Substantial Completion occurs. Subject to Force Majeure and Tenant Delay(s), if the Date of Substantial Completion does not occur by May 15, 1996, the Rent Commencement Date will be extended three (3) days for each day beyond May 15, 1996 until the Date of Substantial Completion occurs. Subject to Force Majeure and Tenant Delay(s), if the Date of Substantial Completion does not occur by June 15, 1996, then Tenant may elect to terminate this Lease by written notice to Landlord, which notice must be received by Landlord prior to the Date of Substantial Completion having occurred to be effective, in which event, and at Tenant's option, (i) Landlord shall reimburse Tenant for the costs of all improvements made to the Premises by Tenant (title thereto being immediately and automatically vested in Landlord) together with the reasonable costs of Tenant obtaining substitute premises through March 1, 1997, inclusive of rental and moving costs and attorneys fees, or (ii) Landlord shall reimburse Tenant for the cost of Tenant removing, relocating and reinstalling such improvements at a new location together with the reasonable costs of Tenant obtaining substitute premises through March 1, 1997, inclusive of rental and moving costs and attorneys fees.

                          (d)     Extensions of Rent Commencement Date Not
Cumulative. The extensions of the Rent Commencement Date described above are not cumulative; that is, any extension provided for Landlord failing to meet a specific deadline will not be added to the extensions provided for a subsequent deadline. By way of example only, the two (2) for one (1) day penalty from May 1, 1996 to May 15, 1996 may not be added to the post May 15th three (3) for one
(1) day penalty to get a five (5) day penalty if the Improvements are not substantially complete by May 15, 1996.

                          (e)     Substantial Completion.  The date that
Architect determines that the Improvements were substantially complete (hereinafter defined) shall be the DATE OF SUBSTANTIAL COMPLETION as that date is used herein, it being agreed that the Date of Substantial Completion may be earlier to the date that Architect makes its determination. The term SUBSTANTIALLY COMPLETED or SUBSTANTIALLY COMPLETE means that, in the opinion of Architect, such to be evidenced by a written certificate of substantial completion to Landlord and Tenant, the Improvements have been completed in substantial accordance with the Base Plans and the Finish Plans, as applicable, and that the Premises is in good and satisfactory condition, subject only to completion of the Punch List (hereinafter defined). Not less than twenty (20) days prior to the date Landlord estimates that the Improvements will be substantially complete Landlord will notify Tenant of the estimated date the Improvements will be substantially completed. Upon receipt of Landlord's notification, Tenant shall verbally notify Landlord of the date Tenant intends to make its walk-through inspection of the Premises, such date to be on the date specified in Landlord's notice for the Improvements to be substantially complete or within three (3) business days prior to that date. Landlord and Architect shall accompany Tenant on the walk-through inspection so as to mutually determine the punch list of items (the PUNCH LIST) to be completed or repaired by Landlord within thirty days after the Date of Substantial Completion, subject to Force Majeure and Tenant Delay(s). At the conclusion of the walk-through inspection, Tenant will be deemed to have acknowledged that
(i) it has inspected and accepts the Premises, (ii) to the best of Tenant's knowledge and subject to Paragraph 2F below, the Premises is suitable for the purpose for which they are leased, (iii) to the best of Tenant's knowledge, and subject to Paragraph 2F below, the Premises is in good and satisfactory condition (subject only to the Punch List), (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises which have been made by Landlord remain unsatisfied (subject to the Punch List and those contained in Paragraph 2F below). At the conclusion of the walk-through inspection Tenant further agrees to execute an Acceptance of Premises Memorandum in the form attached hereto and made a part hereof as Exhibit "E", whereupon possession of the Premises will be delivered to Tenant and Tenant will be deemed to have accepted the Premises, and Tenant may thereafter occupy the Premises. Tenant's failure to conduct a walk-through inspection or execute the Acceptance of Premises Memorandum will not delay the occurrence of the Rent Commencement Date.

                          (f)     Force Majeure.  As used in this Paragraph 2
and throughout this Lease, FORCE MAJEURE shall mean a delay caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather (i.e., rain and rain related conditions, humidity, temperature, wind, etc.), strike, other labor disputes, governmental preemption of priorities or other controls in connection with a national or other public emergency, governmental delays in permitting, delays caused by any governmental disapproval of, or required revisions to, the Base Plans or the Finish Plans, or shortages of fuel, supplies or labor or any similar cause not within Landlord's reasonable control. Landlord shall not be held responsible for delays in the performance of its obligations hereunder caused by Force Majeure, and such delays shall be excluded from the computation of the time allowed for the performance of such obligations, including compliance with the Development Schedule set forth above. Within ten (10) days after the end of each calendar month until the Date of Substantial Completion, Landlord shall deliver to Tenant written notice of the events of Force Majeure occurring in the month just ended and the number of delay days resulting from such event. It is expressly agreed that the number of delay days may include not only the day upon which the event of Force Majeure occurred but the number of days thereafter that Contractor (hereinafter defined)(or its subcontractors, as applicable) could not work due to the occurrence of such event of Force Majeure. By way of example only, rain on a Sunday, which is not scheduled as a normal work day, may prevent work





COMMERCIAL LEASE AGREEMENT                                                PAGE 2
for several days thereafter due to mud conditions. Landlord agrees to use reasonable efforts to make up any delay days caused by Force Majeure, though such efforts will not necessarily include scheduling make-up work over weekends or holidays.

                          (g)     Terms Regarding Architect.  Alliance
Architects (the ARCHITECT) will be the architect for purposes of preparing the Base Plans, the Finish Plans. Subject to Paragraph 2D(c) and (d) below, Landlord will be solely responsible for all costs and expenses owed to Architect in connection with this Lease. Additionally, Landlord agrees to reimburse Tenant for any amounts paid by Tenant to Architect prior to the date of this Lease within thirty (30) days after the date of this Lease. Landlord may replace Architect only with the consent of Tenant, such not to be unreasonably withheld, in which event the parties shall mutually select a new architect.

                          (h)     Terms Regarding Contractor.  McFadden &
Miller, Inc. shall act as Landlord's general contractor (the CONTRACTOR) for purposes of constructing all of the Improvements. Landlord and Tenant agree that Contractor should construct the Tenant Finish Work as well as the Base Improvements because of the efficiencies that can be achieved by utilizing one contractor for both aspects of the Improvements. However, because Tenant will be responsible for all costs of completing the Tenant Finish Work in excess of the Finish Allowance (see Paragraph 2D(b) below) and because Tenant is necessarily interested in maximizing the benefits it will receive through the Finish Allowance, Contractor's performance of the Tenant Finish Work will be subject to the following:

                                  (i)      Subcontractors for the Tenant Finish
         Work will be chosen through a competitive bid process involving pre-qualified subcontractors selected by Contractor and Landlord;

                                  (ii)     Selected subcontractors for the
         mechanical, electrical, plumbing and fire protection work will be required to design the systems and produce engineered drawings for their work as part of their bid;

                                  (iii)    At least three (3) subcontractors
         will be solicited per trade area in which the contemplated Tenant Finish Work exceeds $3,000.00. Contractor will receive and tally the bids and "open the book" for Tenant and Landlord's review.
         Contractor, however, may select whichever of the three (3) bids it desires; provided that if the chosen bid is in excess of five percent (5%) more than the lowest of the three (3) bids for that trade, Contractor will be solely responsible for the costs of such subcontractors's work in excess of the low bid plus five percent (5%);

                                   (iv)     Contractor will receive a fee fixed
         at $37,500.00 for the following services:

                          -       Site supervision
                          -       Project management
                          -       Trucking and clean-up
                          -       Job office
                          -       Temporary utility costs for construction use
                          -       Barricades/Floor opening protection
                          -       Construction sweeping
                          -       Dumpster fees
                          -       Portable toilet facilities

                                  (v)      Contractor will receive a fee for
         profit and overhead in the amount of six percent (6%) of the total actual cost of the Tenant Finish Work;

                                  (vi)     Contractor will receive a management
         fee equal to six percent (6%) of the net increase in the cost of completing the Tenant Finish Work necessitated by any Change Order (hereinafter defined) and a management fee equal to three percent (3%) of any net decrease in completing the Tenant Finish Work necessitated by any Change Order.

                          (i)     Ownership of Improvements.  All improvements
constructed by or on behalf of Landlord, inclusive of the Base Improvements and the improvements made as part of the Tenant Finish Work, shall at all times be the sole property of Landlord.

                 D.       Cost of the Improvements.

                          (a)     Base Improvements.  Subject to Paragraphs
2D(c) and (d) below, Landlord agrees to construct the Base Improvements at its sole cost and expense.

                          (b)     Tenant Finish Work.  Subject to Paragraphs
2D(c) and (d) below, Landlord will pay the cost of all Tenant Finish Work up to, but not in excess of $1,278,595.99 (the FINISH ALLOWANCE), which amount is net of the cost of preparing the Finish Plans. Tenant will be solely responsible for the cost of all Tenant Finish Work in excess of the Finish Allowance and all Tenant Finish Work that is not considered standard or customary tenant finish work for similar light industrial projects in the Dallas-Fort Worth area given that Tenant intends to use the Premises as its corporate headquarters. Unless otherwise agreed in writing by Landlord, the Finish Allowance may be utilized only for the Tenant Finish Work and not other aspects of the Improvements. If prior to commencement of the Tenant Finish Work Landlord reasonably and in good





COMMERCIAL LEASE AGREEMENT                                                PAGE 3
faith determines, based on construction bids received and accepted by Contractor pursuant to Paragraph 2C(h) above or due to Change Orders (hereinafter defined), that (i) the actual cost of the Tenant Finish Work will exceed the Finish Allowance, or (ii) if during construction the actual cost of the Tenant Finish Work exceeds the Finish Allowance, or if Landlord reasonably and in good faith determines that any portion of the Tenant Finish Work is not standard or customary tenant finish work as described above, then in any of such events Landlord will not be obligated to commence the Tenant Finish Work, or continue its construction, as applicable, until it receives from Tenant ten percent (10%) of the estimated cost of such amount as is in excess of or not properly allocable to, in Landlord's good faith estimation, the Finish Allowance, with the actual amount of such excess over the Finish Allowance or the actual amount not allocable to the Finish Allowance, less the initial payment by Tenant, being due within thirty (30) days after the Date of Substantial Completion. If upon substantial completion of the Improvements and completion of the Punch List it is determined that the Finish Allowance has not been fully utilized, any remaining balance shall be credited to Base Monthly Rent as it comes due on a dollar for dollar basis.

                          (c)  Change Orders.  Tenant, through its applicable
Tenant's Representative (hereinafter defined), may from time to time request changes or modification to the Base Plans or Finish Plans. If upon analysis of the requested modification or change Project Manager (hereinafter defined) determines that to effect same will result in an increase or decrease in the bidded cost of, or a delay in, completing the Improvements, Project Manager will notify Tenant's Representative of same including the estimated increase or decreased in costs and any expected delays associated with same. Tenant's Representative will have one (1) day from receipt of Project Manager's notice to accept same in writing. If Project Manger does not receive Tenant's Representative's written acceptance within such time period, Tenant's Representative will be deemed to have rejected same. As used herein, a CHANGE ORDER will be any modification or change to the Base Plans or the Finish Plans approved by Tenant's Representative, from time to time, as described in this paragraph, and any modification or change to the Base Plans or the Finish Plans required by any applicable governmental authority because of non-compliance with Applicable Laws (hereinafter defined).

                                  (i)  Change Orders that are made after the
         date of this Lease that will result in a cost increase in completing the Base Improvements will be subject to a construction management fee to Landlord in the amount of three percent (3%) of the cost increase resulting from such Change Order, inclusive of costs incurred in revising the Base Plans. Tenant shall pay Landlord ten percent (10%) of the estimated increase in cost of completing the Base Improvements due to the Change Order (inclusive of the management fee), with the balance of the actual cost of the increase in costs being due within thirty (30) days after the Date of Substantial Completion.

                                  (ii)     Change Orders that are made after
         December 15, 1995 that will result in a cost increase in completing the Tenant Finish Work will be subject to a construction management fee to Landlord in the amount of three percent (3%) of the cost increase resulting from such Change Order, inclusive of costs incurred in revising the Finish Plans.

                                  (iii) If any Change Order results in a net
         decrease in the cost of completing the Base Improvements, then Landlord and Tenant agree to negotiate in good faith with respect to the pass-through of any such savings to Tenant.

         As used in this Lease, TENANT'S REPRESENTATIVE is, with respect to the warehouse portion of the Building, initially Brad Felske at (214) 401-9123, and with respect to the Tenant Finish Work, initially Brad Felske at (214) 401-9123. As used in this Lease, PROJECT MANAGER is initially Robert Ahmuty at
(214) 851-7092. Landlord and Tenant may from time to time change their applicable designations of the aforementioned persons; however, such substitution(s) will not be effective until written notice thereof is received by the other party.

                          (d)     Other Costs Allocated to Tenant.
Notwithstanding any provision of this Lease to the contrary, Tenant will be solely responsible for any increase in costs of completing the Improvements arising due to Tenant Delays. TENANT DELAY(S) shall include any delay in the completion of the Improvements caused by Tenant, its agents, employees, officers, partners or contractors (collectively, the TENANT PARTIES and individually a TENANT PARTY) whether due to the failure to timely complete and submit the Finish Plans to Landlord, the installation of Tenant's property and fixtures, any Change Order, or interference with Landlord or Landlord's architects, engineers, consultants, contractors or otherwise. Landlord agrees that any decision regarding the existence of a Tenant Delay will be made in good faith and to further give prompt verbal notice (with written confirmation thereof within three (3) days) to the applicable Tenant's Representative upon Landlord becoming aware that a Tenant Delay exists or potentially may exist.

                 E. Work by Tenant. Upon request by Tenant and subject to the terms and conditions of this Lease, Landlord shall permit Tenant and its contractors to enter the Building after the Commencement Date so that Tenant may perform through its own contractor(s) (who must be approved by Landlord, such approval not to be unreasonably withheld or delayed) other work and decorations Tenant wants in the Building. This license to enter the Building is subject to the following conditions:





COMMERCIAL LEASE AGREEMENT                                                PAGE 4

         - Tenant's contractor(s) must work in harmony with and not unreasonably interfere with Landlord's contractors and subcontractors;

         - Tenant will be responsible for all costs associated with its contractors and subcontractors tying into and drawing from Landlord's temporary power supply and for the distribution of such power as required by such contractors or subcontractors (though Landlord will pay the costs of the actual electricity used subject to Paragraph 11 below);

         - Tenant must deliver evidence to Landlord that Tenant has obtained the insurance required to be maintained by Tenant pursuant to Paragraph 12B below and evidence that Tenant's contractors are carrying insurance in a form and in amounts described on Exhibit "F" attached hereto and incorporated herein by reference;

         - Landlord may revoke this license if the entry causes unreasonable interference with the construction of the Improvements and Tenant does not immediately cease such interference (or cause its contractors to immediately cease such interference, as the case may be) after receipt of notice from Landlord, which notice may be verbal, to Tenant's Representative;

         - Landlord will not be liable in any way for any injury, loss, or damage that occurs to any of Tenant's materials handling equipment, decorations or other installations made prior to the date the Improvements are substantially complete except to the extent due to Landlord's or its agents, officers, partners, servants, contractors and employees (collectively LANDLORD PARTIES) negligence;

         - Tenant shall indemnify, defend, and hold Landlord harmless from any claims, demands, actions, losses, and damages arising from activities of Tenant or any Tenant Party except to the extent due to Landlord's or any Landlord's Parties' negligence or willful misconduct;

         - Tenant will be solely responsible for the safety and security of all equipment and property installed or placed in, on or about the Premises by Tenant or any Tenant Party.

         Landlord agrees to reasonably cooperate, and to cause Contractor to reasonably cooperate, with Tenant and Tenant's contractors in connection with construction scheduling so that Tenant and its contractors can have reasonably free access to the Building to install its materials handling equipment, decorations and other improvements; however, Landlord's good faith decision with respect to any such scheduling and work to be performed by Tenant or its contractors will be final.

         Prior to, and as a condition to, the first of any of Tenant's contractors or subcontractors entering the Premises to perform work, Landlord, Tenant and Architect shall conduct a walk-through inspection of the Premises, as it then exists, to collectively determine the condition of the Premises and to mutually agree upon a preliminary punch-list so that there is no confusion later regarding whether or not any damage to the Premises was caused prior to or subsequent to Tenant's contractors and subcontractors entering the Premises. Upon the completion of such walk-through inspection, Tenant will sign a temporary acceptance of premises memorandum acknowledging that it has conducted its walk- through inspection and that, except for the items listed on such preliminary punch-list, the Premises is in a satisfactory condition. Landlord will not be required to complete the preliminary punch list except in connection with the completion of the Punch List created pursuant to Paragraph 2C(e) above; that is, the preliminary punch list will necessarily be
incorporated into the Punch List.   Landlord and Tenant also agree that it will
be difficult to determine whose contractor or subcontractor is responsible for damage to Premises after Tenant's contractors and subcontractors commence their work. Landlord and Tenant agree to work in good faith to resolve any disputes that may arise over who is responsible for any damage to the Premises after Tenant's contractors and subcontractors commence their work. Tenant's walk-through inspection of the Premises and its execution of the temporary acceptance of premises memorandum, while a condition to Tenant's contractors and subcontractors entering into the Premises, will not be a condition to the Architect's determination of the Commencement Date. The Commencement Date may occur whether or not such walk-though inspection ever occurs.

                 F. Manner of Construction. Landlord shall cause Contractor to construct the Improvements in a good and workmanlike manner, in accordance with the Base Plans and the Finish Plans (as such plans are finally approved by applicable governmental authority), as applicable, and in accordance with all Applicable Laws. Upon Tenant's acceptance of the Premises, and to the extent assignable, Landlord will assign to Tenant the right to enforce all warranties Landlord receives in connection with the construction of the Improvements on a non-exclusive basis (i.e., Landlord will also have the right to enforce such warranties). Landlord agrees to repair any patent defects that it receives written notice of within ninety (90) days after the Date of Substantial Completion and to repair all latent defects that it receives written notice of within one (1) year after the Date of Substantial Completion.

                 G. Construction Meetings. Landlord, through its Project Manager, shall maintain direct contact with Contractor and conduct regularly scheduled job and progress meetings at the Site, or such other place as agreed to, with Landlord and





COMMERCIAL LEASE AGREEMENT                                                PAGE 5

Tenant's Representatives twice each month, as well as extraordinary meetings where deemed necessary by Project Manager or Contractor, to discuss such matters such as, but not limited to, procedures, progress, safety and scheduling.

         3.      LEASE TERM.

                 A. Initial Term. The INITIAL TERM of this Lease shall begin on the Commencement Date and end at 11:59 p.m. on the last day of the one hundred twentieth (120th) complete calendar month after the Rent Commencement Date. If the Rent Commencement Date occurs on the first day of a calendar month, then that calendar month shall be the first full calendar month after the Rent Commencement Date for purposes of computing the Initial Term under this Paragraph 3A. The RENT COMMENCEMENT DATE shall be the later to occur of
(i) May 1, 1996, (ii) one hundred twenty (120) days after the Commencement Date, and (iii) thirty (30) days after the later to occur of (A) substantial completion of the Improvements, and (B) the issuance of a certificate of occupancy covering the Building and allowing Tenant to occupy the Building; provided, however, that if the sole reason a certificate of occupancy cannot be issued is due to work yet to be performed by Tenant or Tenant's contractors or subcontractors, as determined by Architect, the failure of a certificate of occupancy to be issued will not delay the occurrence of the Rent Commencement Date. The Rent Commencement Date may be extended pursuant to Paragraph 2C above. Additionally, the Rent Commencement Date will be advanced (i.e., to an earlier date) for each day a Tenant Delay exists.

                 B.       Renewal Options.

                          (a)     If Tenant is not in default under this Lease
beyond applicable notice and cure periods at the time of the exercise of the Option granted herein or at the commencement of the applicable Option Term (hereinafter defined), Tenant is granted the option (the OPTION) to renew this Lease for four (4) consecutive terms (each such renewal term being hereinafter referred to as an OPTION TERM) of (5) years each commencing on the next day after the expiration of the Initial Term or the then current Option Term, as applicable. Tenant shall exercise the Option, if at all, by delivering Landlord written notice of the exercise of the Option at least one hundred eighty (180) days prior to the expiration of the Initial Term or the then current Option Term, as applicable. Tenant's lease of the Premises during any Option Term will be upon the same terms as for the Initial Term, except that the Base Monthly Rent will adjust as hereinafter provided and during each Option Term Tenant will have one (1) less Option to renew the Lease. If Landlord does not receive Tenant's exercise notice at least one hundred eighty
(180) days prior to the expiration of the Initial Term or the then current Option Term, as applicable, then, at Landlord's option, Tenant shall have forever waived the Option. Once delivered to Landlord, Tenant's election shall be irrevocable.

                          (b)     Tenant may not assign the Option to any
assignee of the Lease except pursuant to an assignment allowed under Paragraph 17C below. Other than an assignee pursuant to Paragraph 17C below, no sublessee and no assignee may exercise this option to renew.

                          (c)     If the Lease Term is extended under this
Paragraph 3, Landlord shall prepare, and Landlord and Tenant shall execute and deliver an amendment to the Lease evidencing the extension of the Lease Term within fifteen (15) days after the Fair Market Rental Rate (hereinafter defined) is determined but in no event later than the date that the applicable Option Term commences. The Initial Term and any applicable Option Terms are herein referred to together as the LEASE TERM or the TERM OF THIS LEASE.

         4.      RENT.

                 A. Base Monthly Rent during Initial Term. Tenant agrees to pay to Landlord rent for the Premises for the Initial Term in the total amount of $11,311,162.50. This amount shall be payable in one hundred twenty
(120) equal monthly installments, in advance, beginning on the Rent Commencement Date (BASE MONTHLY RENT), as follows:

         -- From and after the Rent Commencement Date through and including the end of the sixtieth (60th) complete calendar month thereafter, the amount of $87,706.88 per month ($1,052,482.50 on an annualized basis);

         -- Beginning on the first day of the sixty-first (61st) calendar month after the Rent Commencement Date through and including the end of the one hundred twentieth (120) calendar month after the Rent Commencement Date: $100,812.50 per month ($1,209,750.00 on an annualized basis).


                 B.       Base Monthly Rent during Option Terms.

                          (a)     First Option Term.  If the first Option is
exercised, Tenant agrees to pay to Landlord rent for the Premises for the first Option Term in the total amount of $6,956,062.20. The Base Monthly Rent for the first Option Term, which shall be payable in advance in equal monthly installments, shall be $115,934.37 per month ($1,391,212.44 on an annualized basis).


COMMERCIAL LEASE AGREEMENT                                                PAGE 6

                          (b)     Remaining Option Terms.  Within fifteen (15)
days after Landlord receives Tenant's written and timely Option exercise notice, Landlord shall deliver a notice to Tenant specifying the Fair Market Rental Rate for the applicable Option Term. Tenant shall have fifteen (15) days from its receipt of Landlord's notice to accept or reject Landlord's designation of the Fair Market Rental Rate. If Tenant accepts Landlord's designation of Fair Market Rental Rate, the FAIR MARKET RENTAL RATE will be as set forth in Landlord's notice. If Landlord and Tenant cannot agree on a designation of the Fair Market Rental Rate within fifteen (15) days after the date of Landlord's notice, the FAIR MARKET RENTAL RATE will be determined as follows:

                                  (i)      Tenant shall select an appraiser of
         its choice and give Landlord written notice of such appraiser's name, address and telephone number. Within ten (10) days after receipt of such notice by Landlord, Landlord shall select an appraiser of its choice and give Tenant written notice of such appraiser's name, address and telephone number.

                                  (ii)     The two appraisers shall together
         determine the Fair Market Rental Rate within thirty (30) days after Landlord's selection of its appraiser. If the two appraisers cannot agree on the Fair Market Rental Rate but there is less than a ten percent (10%) difference in the Fair Market Rental Rate as determined by each appraiser, then the average of the two Fair Market Rental Rates as determined by the appraisers shall be the Fair Market Rental Rate for the applicable Option Term.

                                  (iii)    If there is greater than a ten
         percent (10%) disparity between Landlord's and Tenant's appraiser's determination of the Fair Market Rental Rate, then such appraisers shall jointly select a third appraiser to determine the Fair Market Rental Rate. If the Fair Market Rental Rate determined by the third appraiser is within five percent (5%) of the determination of Fair Market Rental Rate of either of Landlord's or Tenant's appraiser, then the Fair Market Rental Rate of whichever of Landlord's or Tenant's appraiser is within five percent (5%) of the third appraiser's determination shall be the Fair Market Rental Rate for the applicable Option Term. If the Fair Market Rental Rate determined by the third appraiser is not within five percent (5%) of either Landlord's or Tenant's determination of Fair Market Rental Rate, then the Fair Market Rental Rate determined by the third appraiser shall be the Fair Market Rental Rate for the applicable Option Term; provided that in no event may the Fair Market Rental Rate be in excess of the highest Fair Market Rental Rate determined by Landlord's or Tenant's appraiser or less than the lowest Fair Market Rental Rate determined by Landlord's or Tenant's appraiser. Additionally, the Fair Market Rental Rate may not be in excess of one hundred five percent (105%) of the Base Monthly Rent for the last year of the Lease Term just expiring.

                                  (iv)     All appraisers selected shall be
         M.A.I. appraisers, unless Landlord and Tenant shall otherwise agree in writing, each having at least ten (10) years experience with commercial property in the Dallas/Fort Worth, Texas metroplex area.

                                  (v)      When determining the Fair Market
         Rental Rate, the appraisers shall give fair consideration to the types and amounts of rent concessions that are typical at that time, the amount of any other economic concessions Landlord would likely grant to a new tenant, and cost savings that Landlord may realize by renewing an in-place tenant, and the age, quality and location of the Premises. Appropriate allowances shall be made for such concessions, savings and all other appropriate factors.

                                  (vi)     If the procedure set forth above is
         implemented, and if for any reason whatsoever (including, without limitation, the institution of any judicial or other legal proceedings), the Fair Market Rental Rate for the applicable Option Term has not been finally determined prior to the first day of the applicable Option Term, then the Base Monthly Rent payable by Tenant shall be the same amount as the Base Monthly Rent payable for last month of the unexpired Lease Term until such time as the Fair Market Rental Rate is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments to the other, correct any overpayment or underpayment which may have been made prior to such final determination.

         All fees, costs and expenses incurred in connection with obtaining the appraisals and the arbitration procedure set forth in this Paragraph 4B, including the costs of the third appraiser, shall be shared equally by Landlord and Tenant; however, Landlord and Tenant shall each bear their own attorneys' fees incurred with respect to this procedure and the costs of the initial appraisers selected by them.

                 C.       Adjustments.  Tenant agrees to reimburse Landlord for
(i) Real Property Taxes (hereinafter defined) paid by Landlord in accordance with Paragraph 10 below, (ii) Landlord's costs of maintaining insurance required to be carried by Landlord pursuant to Paragraph 13A below and (iii) the cost of any landscape maintenance performed by Landlord in accordance with Paragraph 12A(b) below (collectively, the ADJUSTMENTS). During each month of the term of this Lease, on the same day that Base Monthly Rent is due hereunder, Tenant shall make an estimated payment to Landlord in an amount equal to 1/12 of the estimated annual cost of the Adjustments, as reasonably determined by Landlord. Tenant authorizes Landlord to use such funds to pay such costs. The initial monthly payments of Adjustments are based





COMMERCIAL LEASE AGREEMENT                                                PAGE 7
upon the estimated amounts for the current Lease Year (hereinafter defined) and shall be increased or decreased each Lease Year to reflect the projected actual cost of all Adjustments. If Tenant's total monthly payments of Adjustments are less than the actual costs of all Adjustments, Tenant shall pay the difference to Landlord within thirty (30) days after demand. If the total monthly payments of Adjustments by Tenant are more than the actual costs of all Adjustments, Landlord shall retain such excess and credit it against the next installments of Adjustments due until the excess is fully used or, if the Lease terminates prior to the full application of such excess and provided that Tenant is not then in default, return the remaining balance of such excess to Tenant upon termination of this Lease. The amount of the Base Monthly Rent and the initial monthly estimated payments of the Adjustments is as follows:

                 (1)      Base Monthly Rent                         $  87,706.88
                 (2)      Tax Estimated Payment                     $  17,138.13
                 (3)      Insurance Estimated Payment               $   1,008.13
                 (4)      Landscape Maintenance Charge              $   2,016.25
                                                                    ------------

                                  Monthly Payment Total             $ 107,869.39
                                                                    ============

         Within ninety (90) days after the end of each Lease Year, Landlord will provide to Tenant a statement of Adjustments paid by Landlord for the just ended Lease Year. Tenant may at any time within ninety (90) days after its receipt of Landlord's statement, but in any event upon ten (10) days advance written notice to Landlord, audit, inspect and copy the books and records of Landlord with respect to the Adjustments. Landlord shall cooperate with Tenant in providing Tenant reasonable access to its books and records during normal business hours for this purpose. If the results of any inspection or audit show an overcharge to Tenant of more than five percent (5%) of the actual amount of Adjustments owed by Tenant, then Landlord shall pay the reasonable costs of such audit (assuming the audit is performed by a third party unaffiliated with Tenant and not including the travel, meal or incidental expenses of the auditor), and Landlord shall credit or refund to Tenant any overcharge of such items as discovered by the inspection or audit within thirty
(30) days of completion of such inspection or audit. In the event such audit discloses an undercharge of Adjustments billed to Tenant, Tenant shall pay Landlord the amount of such undercharge within thirty (30) days of the completion of such audit.

                 D. Payments of Base Monthly Rent and Adjustments. Each installment of Base Monthly Rent and Adjustments shall be due and payable on the first day of each calendar month; provided that one full installment of Base Monthly Rent shall be due and payable on the date of this Lease, such to be applied to the installment of Base Monthly Rent for the month in which the Rent Commencement Date occurs and thereafter applied until fully utilized, and a prorated installment of Adjustments shall be due on the Rent Commencement Date for the month in which the Rent Commencement Date occurs. Any installment of Base Monthly Rent or Adjustments due for any fractional calendar month shall be prorated based upon the actual number of days in that month. If the Rent Commencement Date occurs on the first day of a calendar month, then that calendar month shall be the first full calendar month after the Rent Commencement Date for purposes of computing the Base Monthly Rent and Adjustments due under this Paragraph 4. As part of its walk through inspection of the Improvements pursuant to Paragraph 2C(f) above, Tenant shall have the one time right to measure the square footage of the Building. If such measurement discloses that the actual square footage different is less than that set forth in Paragraph 1 above, then Base Monthly Rent will be adjusted such that Base Monthly Rent for months 1-60 is based upon $4.35 per square foot and $5.00 per square foot for months 61-120 and $5.75 per square foot for the first Option Term.

                 E. Lease Year. As used in this Lease, a LEASE YEAR shall mean a twelve (12) month period commencing each January 1st and ending on the following December 31st; provided, however, Landlord may from time to time (but no more often than once every eighteen (18) months) change the twelve (12) month period designated as a Lease Year by notice thereof to Tenant, in which event the obligations of Tenant measured by Lease Years shall be prorated as appropriate during any Lease Year of less than twelve (12) months based on the number of days in any such Lease Year divided by 365; and provided, further, the first and last Lease Years, and all obligations of Tenant measured by such Lease Years, shall be prorated as appropriate based upon the number of days in the applicable Lease Year during the term of this Lease divided by 365.

                 F.       Definition of Rent.   As used in this Lease, RENT
shall mean the rent set forth under Paragraph 4A and 4B above, the Adjustments and all other amounts provided for in this Lease to be paid by Tenant to Landlord, all of which shall constitute rental in consideration for this Lease and the leasing of the Premises. The Rent shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America to Landlord at the address specified in Paragraph 32 hereof or to such other person or at such other address in the forty-eight (48) contiguous states of the United Sates of America as Landlord may from time to time designate in writing. Except as expressly set forth in this Lease, the Rent shall be paid without notice, demand, abatement, deduction or offset and shall be a covenant of Tenant independent of any obligation of Landlord under this Lease. Tenant's obligation to pay any installment of Rent shall not be deemed satisfied until such installment of Rent has actually been received by Landlord.

         5.      USE.      The Premises shall be used only for the purpose of
an office/warehouse facility, manufacturing, receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant, and for such


COMMERCIAL LEASE AGREEMENT                                                PAGE 8
other lawful purposes as may be incidental thereto. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a health or environmental hazard or nuisance or that would disturb, unreasonably interfere with, or endanger Landlord or the occupant of any other land or buildings in the vicinity of the Premises. Tenants use of the Premises must in any event comply with all Applicable Laws. If Tenant's particular use of the Premises results in Landlord being required by Applicable Laws to make any alterations or improvements to the Premises to comply with the provisions of ADA, Tenant shall reimburse Landlord for the cost of the alterations or improvements within thirty (30) days after demand as additional Rent.

         6. COMPLIANCE WITH LAWS. With reference to their respective obligations hereunder, Landlord and Tenant each shall comply with all laws, ordinances, orders, deed restrictions, easements of record, rules, and regulations of all governmental bodies (state, federal, and municipal) applicable to or having jurisdiction over the use, occupancy, and maintenance of the Premises, including without limitation, the Americans With Disabilities Act of 1990, as amended from time to time (ADA), and laws pertaining to health or the environment (all of the above being referred to in this Lease as APPLICABLE LAWS).

         7.      HAZARDOUS SUBSTANCES.

                 A. Landlord represents and warrants that to its current actual knowledge no Hazardous Substances (hereinafter defined) exist in, on or under the Premises except as may have been disclosed to Tenant in writing prior to the date hereof. Landlord further agrees to provide Tenant with copies of any environmental studies or reports that Landlord has in its possession pertaining to the Land. Landlord shall and does hereby indemnify Tenant and agrees to save Tenant harmless and, at Tenant's option, defend it from and against any and all claims, actions, damages, liabilities and expenses (including attorneys and other professional fees), judgments, settlement payments and fines paid, inspection fees and remediation costs, incurred or suffered by Tenant in connection with loss of life, personal injury and or damage to property or the environment arising from any conduct, activity, act or omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any Hazardous Substances in, from, or about the Premises to the extent, but only to the extent, that such use, handling, generation, treatment, storage, disposal, other management or release of Hazardous Substances resulted from the direct actions of Landlord or any Landlord Party (a LANDLORD RELEASE). Tenant shall be excused from all obligations under the Lease during any period of time that Tenant is unable to conduct normal business operations due to a Landlord Release, and further, if, due to a Landlord Release, Tenant is unable to conduct its normal business operations for a period of more than ninety (90) days, Tenant shall have the right to terminate this Lease and Landlord shall reimburse Tenant for all of Tenant's reasonable and actual costs relating to leasehold improvements, fixtures, moving expenses and all other direct and incidental costs. The term HAZARDOUS SUBSTANCES, as used herein, includes any biologically active, chemically active, or hazardous substances or materials including, but not limited to, those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, and other applicable state or local environmental laws and the regulations adopted under those acts, and specifically includes asbestos and petroleum products and byproducts. This Paragraph 7A shall survive the termination of this Lease.

                 B. Except as expressly permitted hereby, Tenant may not store, generate, use, dispose of or release or cause or permit any Tenant Party, or any of their invitees, to store, generate, use, dispose of or release in, on or under the Premises any Hazardous Substances. Tenant shall and does hereby indemnify Landlord and agrees to save Landlord harmless and, at Landlord's option, defend it from and against any and all claims, actions, damages, liabilities and expenses (including attorneys and other professional fees), judgments, settlement payments and fines paid, inspection fees and remediation costs, incurred or suffered by Landlord in connection with loss of life, personal injury and or damage to property or the environment arising from any conduct, activity, act or omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any Hazardous Substances in, from, or about the Premises to the extent, but only to the extent, that such use, handling, generation, treatment, storage, disposal, other management or release of Hazardous Substances resulted from the direct actions of Tenant or any Tenant Party (a TENANT RELEASE). If any lender or governmental agency requires testing to ascertain whether or not a release of Hazardous Substances has occurred in, on or under the Premises, and it its determined that a Tenant Release has in fact occurred, then Tenant shall reimburse the actual costs of the testing to Landlord on demand as additional Rent. Tenant shall execute affidavits, representations, and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances in, on or under the Premises. This Paragraph 7B shall not prohibit Tenant from bringing onto the Premises and using fuel oils and cleaning supplies which may be defined in whole or in part as Hazardous Substances so long as such substances are used only as an incidental part of Tenant's day to day business operations and not as an integral part thereof (i.e., fuel for forklifts and similar equipment, cleaning solvents) and further provided that Tenant may not store any fuel oil or petroleum products in a quantity over 100 gallons without Landlord's prior written consent and in no event may such substances be stored below ground. Tenant shall in any event comply with Applicable Laws with respect to any such Hazardous





COMMERCIAL LEASE AGREEMENT                                                PAGE 9

Substances. At Landlord's request, Tenant will provide Landlord with a listing of Hazardous Substances being stored at the Premises in excess of twenty (20) gallons.

         8.      ALTERATIONS AND IMPROVEMENTS.

                 A. Tenant may not make or permit any alterations, improvements, or additions in or to the Premises or any part thereof without Landlord's prior written consent, such not to be unreasonably withheld. ANY AND ALL ALTERATIONS, IMPROVEMENTS AND ADDITIONS IN AND TO THE PREMISES REQUESTED BY TENANT MUST BE MADE IN ACCORDANCE WITH PLANS AND SPECIFICATIONS FIRST APPROVED IN WRITING BY LANDLORD. All work must be performed at Tenant's expense (subject, however, to any available excess Finish Allowance as provided in Paragraph 2D(b) above) by contractors and subcontractors approved in advance by Landlord, such not to be unreasonably withheld. All work performed by Tenant's contractors and subcontractors is subject to the following conditions:

         - Each contractor and subcontractor must deliver evidence satisfactory to Landlord that the insurance specified on Exhibit "F" (attached hereto and incorporated herein by reference) is in force prior to commencing work.

         - Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals for the improvements or alterations prior to starting any work.

         - All construction must be done in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities or the utility or other systems of the Premises and is subject to approval by Landlord during and after construction, in its sole but reasonable discretion.

         - Tenant shall diligently seek to obtain lien releases from each contractor and subcontractor must be submitted to Landlord within thirty (30) days after completion of the work performed by the contractor or subcontractor.

         - All alterations and improvements made by Tenant must comply with all Applicable Laws including, specifically, the ADA, and applicable building permits and certificates of occupancy. Landlord's approval of Tenant's plans and specifications for the alterations or improvements will not act as a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

                 B. Notwithstanding any other provision of this Paragraph 8, Tenant, at its own cost and expense, may (i) make non-structural improvements to the interior of the Building provided that the aggregate expense of such does not exceed $25,000.00 per year (provided that such limitation shall not imply to Tenant's initial installation of its property as contemplated under Paragraph 2E above), and (ii) erect in the Building such shelves, racks, bins and trade fixtures (collectively, TENANT'S PROPERTY) as it desires and without Landlord's prior consent provided that with respect to both
(i) and (ii): (a) such items do not alter the basic character of the Building;
(b) such items do not overload or damage the Building or the utility or other systems serving same; (c) such items may be removed without material injury to the Building; and (d) the construction, erection or installation thereof complies with all Applicable Laws, applicable building permits and certificates of occupancy. All of Tenant's Property shall remain the property of Tenant and shall be removed on or before the earlier to occur of the date of termination of this Lease or Tenant's vacating the Premises. Any of Tenant's Property not so removed and any other property of Tenant not removed within thirty (30) days after the termination of this Lease or Tenant's vacating the Premises shall thereupon be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option, take over possession of any and all of the foregoing and either (i) declare the same to be the property of Landlord by written notice to Tenant at the address provided herein or (ii) at the sole cost and expense of Tenant, remove, store, and/or dispose of the same or any part thereof, all at Tenant's cost, in any manner that Landlord shall choose without incurring liability to Tenant or any other person.

                 C. All alterations, additions, and improvements made to, or fixtures or other improvements placed in or on the Premises, whether temporary or permanent in character (except as provided in Paragraph 8B above), are a part of the Premises and are the property of Landlord when they are placed in or on the Premises without compensation to Tenant; provided, however, that, at Landlord's option, Landlord may require that Tenant remove any improvements or alterations made to the Premises by Tenant (not inclusive of the Tenant Finish Work) and repair any damage caused thereby if, at the time such improvements or alterations were made, and whether or not such improvements or alterations required Landlord's consent hereunder, Landlord did not expressly agree to allow such alterations or improvements to remain in the Premises after termination.

         9. SIGNAGE. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval, such not to be unreasonably withheld or delayed, and shall be submitted to Landlord prior to the Commencement Date of this Lease. Tenant shall repair, paint and/or replace the building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage. Any signage desired by Tenant must in all events comply with Applicable Laws.





COMMERCIAL LEASE AGREEMENT                                               PAGE 10

         10.     TAXES.

                 A. Subject to reimbursement by Tenant as provided in Paragraph 4B above, Landlord shall pay all taxes, assessments and governmental charges of any kind and nature and all assessments due to deed restrictions and/or owner or community associations (collectively referred to herein as REAL PROPERTY TAXES) that accrue against the Premises or any part thereof. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent received under this Lease and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon Rent paid under this Lease, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term REAL PROPERTY TAXES for the purposes hereof. Real Property Taxes shall not include a tax upon the income of Landlord. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Premises within the applicable taxing jurisdiction and, at Tenant's request, Landlord shall employ such tax consultant. Tenant agrees to pay the reasonable cost of such consultant as additional Rent. Additionally, Tenant may elect to contest the imposition or assessment of any Real Property Taxes with the appropriate taxing authority, provided that such shall be at Tenant's expense and such contest shall not relieve Tenant from paying Real Property Taxes hereunder when such are due hereunder.

                 B. Notwithstanding anything contained herein to the contrary, in the event that any governmental entity makes any improvements and assesses any portion of the Premises therefor, Tenant shall be liable only for its pro rata share of that portion of such assessment in proportion to the remainder of the Lease Term and the useful life of such assessment. Whether or not Landlord takes the benefit of the provision of any statue or ordinance permitting any assessment for public betterments or improvements to be paid over a period of time Landlord shall, nevertheless, be deemed to have take such benefits so that the term Real Property Taxes shall include only the current annual installment of any such assessment.

                 C. Tenant shall be liable for all taxes levied or assessed against Tenant's Property and any other personal property or fixtures placed or installed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same, or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, Tenant shall pay to Landlord such taxes within ten (10) days after demand.

         11. UTILITIES. Landlord agrees to provide water, gas, sewer and electricity service to the Building as set forth in the Base Plans and to distribute such utilities throughout the Building as required by the Finish Plans, all at Landlord's cost and expense, but subject to Paragraph 2D above. From and after the Date of Substantial Completion, Tenant shall pay for all water, gas, heat, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Tenant will be responsible for all electricity supplied to the Premises through the transformer at the Premises beginning on the earlier to occur of (i) Tenant requesting that the transformer at the Premises be "energized" or turned on, or (ii) Project manager determining that it is necessary to energize the transformer for purposes of testing the HVAC in the Building. Landlord shall bear the costs of all 120 volt electricity supplied to the Premises other than as set forth in the preceding sentence, including a maximum of 60 amps for Tenant's contractors and subcontractors. Additionally, even after the transformer is energized, Landlord shall cause all electricity utilized by Contractor and Contractor's subcontractors to be obtained from a separate source not charged to Tenant. Landlord shall not be liable for any interruption or failure of utility service at the Premises unless due to the negligence of Landlord or any Landlord Party.

         12.     REPAIRS AND MAINTENANCE.

                 A.  Landlord's Obligation to Repair and Maintain.

                          (a)     Landlord, at its own cost and expense, shall
maintain the roof, foundation and the structural soundness of the exterior walls of the Building in good repair, except for damage caused by any act or omission of Tenant or any Tenant Party or their invitees. If any such damage is not repaired by Tenant within thirty (30) days after written notice by Landlord, Landlord may elect to repair such damage and Tenant shall pay Landlord the cost or anticipated cost of such repair on demand, subject to Paragraph 13C hereof; provided that such remedy shall not be in lieu of any other remedies available to Landlord hereunder for default by Tenant. The term WALLS as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Notwithstanding the above, any decision regarding the replacement of any structural item of the Building will be made in Landlord's sole discretion.

                          (b)     Subject to reimbursement from Tenant as
provided in Paragraph 4C above, Landlord will maintain and keep in good condition all exterior landscaping at the Premises; provided that upon Landlord's notification to Tenant of estimated landscape maintenance costs for the second Lease Year, Tenant may elect, by written notice to Landlord prior to the commencement of the second Lease Year to maintain the landscaping of the Premises at its sole costs, in which event the landscape maintenance obligation shall be included within Tenant's obligations under Paragraph 12B below and





COMMERCIAL LEASE AGREEMENT                                               PAGE 11
no Adjustments will be due during such Lease Year for landscape maintenance.

                          (c)     Tenant shall immediately give Landlord
written notice of any defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. If Landlord fails to commence the repair or cure of any work required by this Paragraph 12 within ten (10) days after Tenant has delivered a written request (except with respect to repairs which must be made immediately to prevent substantial loss of property or any bodily injury, for which telephonic notice will be sufficient) for performance and thereafter diligently prosecute such cure or repair to completion, then Tenant may give a second written notice to Landlord demanding a cure or repair and, if Landlord fails to commence the repair of cure within five (5) days after receipt of such notice, Tenant may then elect to perform Landlord's obligations under this Paragraph 12A. In such event, Landlord shall, within thirty (30) days after receipt of demand from Tenant accompanied by paid invoices, reimburse Tenant for Tenant's actual costs incurred in performing Landlord's obligations. If Landlord does not fully reimburse Tenant within such time period the (i) with respect to invoices for such repair that were incurred due to an emergency, as described above, and provided that such invoices total less than $25,000.00, Tenant may set-off such costs against Base Monthly Rent thereafter due until such amount is paid in full, or (ii) with respect to all other invoices for such repair and emergency repairs in excess of $25,000.00, and provided that Tenant receives a final money judgment against Landlord for Tenant's actual costs, Tenant may set-off the amount of such judgment against Base Monthly Rent due hereunder until the amount of the judgment is recovered in full.

                          (d)     Landlord agrees to use reasonable efforts to
minimize interference with Tenant's business operations when performing any repairs required under this Paragraph 12A or otherwise.

                 B. Tenant's Obligation to Repair and Maintain. Except only for maintenance, repair and replacement performed by Landlord pursuant to Paragraph 12A hereof, Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises, inclusive of the parking lot, the utility lines and other appurtenances in good condition, including without limitation any overhead doors, loading docks, loading dock levelers and loading dock equipment, (ii) promptly make all necessary repairs and replacements, and (iii) keep the walkways, parking areas and facilities, driveways and alleys comprising part of and surrounding the Premises in a clean and sanitary condition. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord, such not to be unreasonably withheld, for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

         Landlord reserves the right to perform the paving, landscape replacement and maintenance, exterior painting, utility line maintenance and any other items that are otherwise Tenant's obligations under this Paragraph 12B if Tenant fails to commence performance of such within thirty (30) days after written notice from Landlord and thereafter diligently prosecute such repair to completion within sixty (60) days thereafter. In such event, Tenant shall reimburse Landlord for all costs incurred by Landlord within thirty (30) days after demand. All such amounts shall be owned to Landlord as additional Rent.

         13.     INSURANCE.

                 A. Insurance Required to be Carried by Landlord. Landlord shall maintain insurance covering the Building (except that Landlord shall not be required to insure any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises or for the benefit of, or by or for Tenant) in an amount not less than one hundred percent (100%) of the replacement cost thereof insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief.

                 B. Insurance Required to be Carried by Tenant. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker's compensation (or its equivalent provided such is approved by Landlord, such not to be unreasonably withheld) and commercial general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damages and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises; provided, such limits may be adjusted upward in Landlord's reasonable discretion based upon inflation or upon the type of business conducted by Tenant in the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Landlord),
(ii) be issued on an occurrence (not claims made) basis, (iii) be issued by an insurance company which is reasonably acceptable to Landlord, and (iv) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. In addition to the above, Tenant shall maintain insurance insuring the interest of Tenant and covering all of Tenant's property and all partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises or for the benefit of, or by or for Tenant that Tenant is entitled to remove upon the





COMMERCIAL LEASE AGREEMENT                                               PAGE 12
termination of this Lease, and covering all contents of the Premises, in an amount not less than one hundred percent (100%) of the replacement cost thereof insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and at least thirty (30) days prior to the effective date of each renewal of said insurance. Notwithstanding the above, Tenant may satisfy one or more of its insurance requirements through "umbrella" policies provided that such umbrella coverage satisfies the above criteria with respect to this Lease.

         Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand.

                 C. Waiver of Subrogation. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be (whether or not such loss or damage is caused by the fault of the other party), to their respective property, the Premises, its contents or to any other portion of the Building arising from any risk covered by the standard form of fire and extended coverage insurance used in the State of Texas at the time of the loss or damage. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. Each party to this Lease agrees immediately to give to each such insurance company written notification of the terms of the mutual waivers contained in this paragraph, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

         14.     RISK ALLOCATION.

                 A. Liability of Landlord. Landlord shall not be liable to Tenant or to Tenant's employees, agents, licensees or visitors, or to any other person whomsoever for, and Tenant hereby holds Landlord harmless and agrees to defend Landlord from and against, (i) any injury or damage to person or property due to the Premises or related improvements or appurtenances or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, or by the backing up of drains or by the bursting or leaking of pipes, faucets, and plumbing fixtures or by gas, water, steam, electricity, oil leaking, escaping or flowing into the Building, or any other cause, unless due to the negligence of Landlord or any Landlord Party; or (ii) any loss or damage that may be occasioned by or through the acts or omissions of any other persons whatsoever, excepting only the willful conduct or negligence of Landlord or any Landlord Party; or (iii) any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, any Force Majeure event, or any other matter beyond the reasonable control of Landlord. In no event shall Landlord be liable for consequential or speculative damages to Tenant such as, but not limited to, loss of business. Landlord shall not be liable to Tenant for any damage to or loss of Tenant's Property on or about the Premises. Tenant agrees that all personal property upon the Premises shall be at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof except as specifically provided herein to the contrary. The releases contained herein are not in limitation of any other releases by Tenant that may be contained in this Lease.

                 B.       Indemnity by Landlord.   Except for any claims,
rights of recovery and causes of action that Tenant has waived or released or for which Landlord is not responsible for hereunder, Landlord shall indemnify and hold Tenant, its partners, officers, directors, employees and agents, whole and harmless of, from and against any and all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind and character for any injury to any person or damage to any property in, on, or about the Premises or any part thereof, when such injury or damage shall be caused by the neglect, fault of, or omission of any duty with respect to the same by Landlord or any Landlord Party, together with reasonable court costs and attorneys fees incurred by Tenant in defending same. Upon the occurrence of an event which Landlord is required to indemnify Tenant against, and upon demand by Tenant, Landlord shall employ counsel reasonably acceptable to Tenant and defend Tenant against any liability for such event, all at Landlord's cost. The provisions of this Paragraph 14B shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                 C. Indemnity by Tenant. From and after the Commencement Date, Tenant agrees that it will indemnify, defend and hold and save Landlord, its partners, officers, directors, employees and agents whole and harmless of, from and against any and all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind and character (i) arising by reason of any breach, violation or non-performance by Tenant of any term, provision, covenant, condition or agreement to be performed or abided by Tenant hereunder, and (ii) all claims, demands, actions, damages, losses, costs, liabilities, expenses and judgments suffered by, recovered from, or asserted against Landlord or any Landlord Party on account of death, injury or damage to person or property where such death, injury or damage is caused, in whole





COMMERCIAL LEASE AGREEMENT                                               PAGE 13
or in part, by Tenant or any Tenant Party or their invitees, together with reasonable court costs and attorneys fees incurred by Landlord in defending same. Upon the occurrence of an event which Tenant is required to indemnify Landlord against, and upon demand by Landlord, Tenant shall employ counsel reasonably acceptable to Landlord and defend Landlord against any liability for such event, all at Tenant's cost. The provisions of this Paragraph 14C shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. The indemnities in this Paragraph 14C are cumulative with, and are not to be construed as in limitation of, any other express indemnities of Tenant contained elsewhere herein.

                 D. Survival. The releases and indemnities contained in this Paragraph 14 will survive the termination of this Lease.

         15.     CASUALTY.

                 A. If the Premises should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord.
If: (i) the Building should be totally destroyed by any peril not covered by the insurance to be provided by Landlord under Paragraph 13A above; or if (ii) the Premises should be so damaged thereby that, in Landlord's good faith estimation, rebuilding or repairs cannot be completed within one hundred eighty
(180) days after the date of such damage; or if (iii) the Premises should be so damaged thereby that, in Landlord's good faith estimation, rebuilding or repairs of the portion thereof required to be insured by Landlord can be substantially completed within one hundred eighty (180) days after the date of such damage, but the insurance proceeds available to Landlord will not, in Landlord's estimation, be sufficient to complete such rebuilding or repairs (due to such insurance proceeds being applied to mortgage debt or otherwise) and Landlord is either unable or unwilling to advance sufficient funds to complete such rebuilding or repairs; then in any of such events this Lease shall cease and terminate as if and to the extent the effective date of such termination had been the date originally scheduled for the expiration of the term of this Lease, and the Rent shall be abated during the previously unexpired term of this Lease, effective as of the date of the occurrence of such damage. Landlord's determinations under this paragraph must be made in writing to Tenant within sixty (60) days after the subject casualty. If Landlord elects or is required to rebuild the Premises pursuant to this Paragraph 15A, Landlord will diligently prosecute such rebuilding to its completion.

                 B. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 13A above, and in Landlord's estimation, rebuilding or repairs of the portion thereof required to be insured by Landlord can be substantially completed within one hundred eighty (180) days after the date of such damage, subject, however to subparagraph 15A(iii) above, this Lease shall not terminate, and Landlord shall restore the Premises in accordance with the Base Plans and the Finish Plans, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises or for the benefit of, or by or for Tenant (other than the Tenant Finish Work).
During any period of rebuilding, repair and restoration, Landlord shall allow Tenant a fair diminution in Rent. If such repairs and rebuilding of the Premises have not been substantially completed within one hundred eighty (180) days after the date of such damage, Tenant, as Tenant's exclusive remedy, may give Landlord notice of Tenant's intention to terminate the Lease effective as of the date specified in such notice, which date shall be not less that thirty
(30) days after the notice. If the repairs and rebuilding have not been substantially completed by the date specified in such notice, Tenant, as Tenant's exclusive remedy, may immediately terminate this Lease by delivering written notice of termination to Landlord, in which event the rights and obligations hereunder shall cease and terminate as if and to the extent the effective date of such termination had been the date originally scheduled for the expiration of the term of this Lease, and Rent shall be abated during the previously unexpired term of this Lease, effective upon the date of the termination.

         16. CONDEMNATION. If any portion of the Premises beyond that portion of the parking area cross-hatched on the Site Plan is taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective as of the date of such taking. If any taking for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof occurs but such affects only the portion of the parking area cross-hatched on the Site Plan, or if such affects more that the parking area cross-hatched on the Site Plan but otherwise does not prevent or materially interfere with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

         17.     ASSIGNMENT AND SUBLETTING.





COMMERCIAL LEASE AGREEMENT                                               PAGE 14

                 A. Prohibition on Assignment and Subletting. Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, such not to be unreasonably withheld. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. If Tenant requests Landlord's consent to an assignment of this Lease or subletting of all or a part of the Premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant, the commencement date of such assignment or subletting, the nature and character of the business of the proposed assignee or subtenant and the proposed rates, terms and other pertinent conditions of such assignment or subletting.
Landlord shall have the option (to be exercised within thirty (30) days from the submission of Tenant's written request) to cancel this Lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the above-mentioned notice of subletting or assignment, unless Tenant withdraws the proposal to sublet or assign within ten (10) days after Landlord's notice of cancellation is given. If Landlord elects to cancel this Lease and Tenant does not withdraw the proposal to sublet or assign, then the term of this Lease (as to the applicable portion of the Premises), and the tenancy and occupancy of the applicable portion of the Premises by Tenant hereunder, shall cease, terminate, expire, and come to an end as if the cancellation date was the original termination date of this Lease with respect to the applicable portion of the Premises. In the event Landlord consents to a proposed assignment or subletting and the rent due and payable by any such assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration therefor or any payment, incident thereto) exceeds the Rent payable under Paragraph 4 of this Lease for the applicable space, Tenant shall pay to Landlord all such excess rent and other excess consideration with ten (10) days following receipt thereof by Tenant. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as TRANSFEREES), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder shall relieve Tenant of its liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sum due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

                 B. Assignments in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the BANKRUPTCY CODE), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                 C. Permitted Assignments. Notwithstanding the provisions of Paragraph 16A, Tenant may, without the consent of Landlord, at any time assign or otherwise transfer this Lease or any portion thereof to any Affiliate (hereinafter defined); or any corporation resulting from the consolidation or merger of Tenant into or with any other entity; or to any person, firm, entity or corporation acquiring a majority of Tenant's issued and outstanding capital stock or substantially all of Tenant's assets. As used herein, the term AFFILIATE shall mean a person or entity, corporate or otherwise, that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Tenant. The term CONTROL means the right and power, direct or indirect, to direct or cause the direction of the management and policies of a person or business entity, corporation or otherwise, through ownership or voting securities, by contract or otherwise; provided, however, that in the event of an assignment, the assignee shall assume in writing the terms and conditions set forth herein to be observed and performed by the Tenant in a form approved by Landlord. Additionally, no assignment under this paragraph or otherwise will operate to release the tenant named herein from any obligations or liabilities hereunder, unless the assignee or transferee has a net worth greater than $10,000,000.00, in which event the tenant named herein will be released upon such assignment.





COMMERCIAL LEASE AGREEMENT                                               PAGE 15

         18. DEFAULT BY TENANT. The following events (herein individually referred to as EVENT OF DEFAULT) each shall be deemed to be events of nonperformance by Tenant under this Lease:

                 A. Tenant shall fail to pay any installment of the Rent herein reserved, or any other payment or reimbursement to Landlord required herein, within five (5) days of the date it is due, and such failure shall continue for a period of ten (10) days after receipt of written notice from Landlord; provided, however, that an event of default will occur without any obligation of Landlord to deliver any notice if Landlord has given Tenant written notice under this Paragraph 18A on two (2) or more occasions during the twelve (12) month period preceding the current failure by Tenant to timely pay Rent.

                 B. Tenant or any guarantor of the Tenant's obligations hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors;
(iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this paragraph.

                 C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it, or (b) shall remain undismissed for a period of sixty-five
(65) days.

                 D. Tenant shall fail to occupy the Premises within thirty (30) days after the Date of Substantial Completion.

                 E. Tenant shall fail to comply with any material terms in this Lease other than those for which an event of default has been described in this Paragraph 18, and such failure is not cured within thirty (30) days after written notice thereof to Tenant, or if such obligations cannot reasonably be accomplished in thirty (30) days, such time as is reasonable under the circumstances and provided that Tenant must diligently proceed to cure the default.

         19. LANDLORD'S REMEDIES. Upon the occurrence of any event of default specified in this Lease, Landlord, at its option, may exercise one (1) or more of the following remedies, in addition to all other rights and remedies provided at law or in equity.

                 A. Landlord may, without judicial process, terminate this Lease (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and without further notice repossess the Premises without having any liability therefor (including specifically any liability or duty under Section 93.002 of the Texas Property Code which is specifically superseded by this Paragraph 19A) and be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, accrued Rent and interest thereon, accrued late charges and interest thereon, the cost of recovering the Premises and the costs of reletting the Premises (including without limitation advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs). If such termination is caused by the failure to pay Rent, Landlord may elect, by sending written notice thereof to Tenant, to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Base Monthly Rent and Adjustments and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Premises for the same period. In the computation of present worth, a discount at the rate of 7.50% per annum shall be employed. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether the amount be greater, equal to, or less than the amount of the loss or damages referred to above.


                 B. Landlord may, without judicial process, immediately terminate Tenant's right of possession of the Premises by delivering to Tenant written notice of such termination, but not terminate this Lease, and, without notice or demand, enter upon the Premises or any part thereof and take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises, by force if necessary, change the locks, without having any liability therefor (including specifically any liability or duty under Section 93.002 of the Texas Property Code which is specifically superseded by this Paragraph 19B) and at Landlord's option, Landlord may relet the Premises or any part thereof for such terms and such rents as


COMMERCIAL LEASE AGREEMENT                                               PAGE 16

Landlord may in its sole discretion elect. In the event of a termination of Tenant's possession of the Premises under this Part B and notwithstanding anything in Section 93.002 of the Texas Property Code to the contrary, Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises and Tenant shall have no further right to possession of the Premises. In the event Landlord shall elect to relet, then rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions, and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay any deficiency upon demand thereof from time to time. Landlord shall not be responsible or liable for any failure, and Tenant hereby waives any obligation on the part of Landlord, to relet the Premises or any part thereof or to collect any rent due upon any such reletting. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 19B shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to Paragraph 19A above and, notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If Landlord relets the Premises (it being understood and agreed that Landlord shall have no obligation whatsoever to relet the Premises), either before or after the termination of this Lease for a rental rate greater than the Rent provided in this Lease, then for that portion of the Premises that is subject to such new lease, all such excess rentals shall be and remain the exclusive property of Landlord, and Tenant shall not be, at any time, entitled to recover said excess rental.

                 C. Landlord may, without judicial process enter upon the Premises, by force if necessary, without having any civil or criminal liability therefor (including specifically any liability or duty under Section 93.002 of the Texas Property Code which is superseded by this Paragraph 19C), and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless due to the negligence or willful misconduct of Landlord or any Landlord Party.

                 D. Any repossession of or re-entering on the Premises by Landlord under this Article shall be without liability or responsibility for damages to Tenant, unless due to the negligence or willful misconduct of Landlord or any Landlord Party. No repossession of or re-entering upon the Premises or any part thereof pursuant to Paragraphs 19B or 19C or otherwise and no reletting of the Premises or any part thereof pursuant to Paragraph 19B shall relieve Tenant or any guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

                 E. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or in connection with any default by Tenant under this Lease.

                 F. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to remove and store all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a superior lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (CLAIMANT) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

                 G. In the event Tenant fails to make any installment of Rent to Landlord prior to the expiration of any applicable grace or notice and cure period, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to $1,500.00; and the failure to pay such late charge within ten
(10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in





COMMERCIAL LEASE AGREEMENT                                               PAGE 17
addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Any assessed late charge will be additional Rent owed hereunder.

                 H. Any Rent due from Tenant to Landlord which is not paid when due shall bear interest from the date any applicable grace or notice and cure period expires until paid at the lower of (i) eighteen percent (18%) per annum or (ii) the highest rate from time to time allowed by applicable law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default. The failure to pay such late charge shall be an additional event of default hereunder. The provision for such default interest shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Any assessed default interest charge will be additional Rent owed hereunder.

         20. DEFAULT BY LANDLORD AND TENANT'S REMEDIES. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, or if such obligations cannot reasonably be accomplished in thirty (30) days, Landlord has not commenced performance within such thirty (30) day period and thereafter diligently prosecutes performance through completion, Tenant's sole and exclusive remedy shall be, (i) if Landlord's alleged default is with respect to its affirmative obligations under Paragraph 12A above, exercise the remedies set forth in Paragraph 12A(c), and (ii) if Landlord's default is with respect to any other obligation of Landlord hereunder, (A) Tenant may undertake to perform such obligations and seek damages from Landlord for Tenant's actual costs in connection therewith, (B) seek actual damages or injunctive relief against Landlord, or (C) set-off any damages or expenses incurred by Tenant against Rent provided that Tenant has first received a final money judgment against Landlord for Landlord's default. In no event shall Landlord be liable to Tenant for consequential or special damages by reason of a failure to perform (or a default) by Landlord hereunder or otherwise. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the term of this Lease upon each new owner for the duration of such owner's ownership. Notwithstanding any other provisions hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or the Building of which the Premises is a part; however, in no event, shall any deficiency judgment or, unless expressly provided for herein, any money judgment of any kind be sought or obtained against any party Landlord.

         21.     BANKRUPTCY.

                 A. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

                 B. This a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

         22. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord on the date hereof an amount equal to $87,706.88, which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an event of default by Tenant, Landlord may use all or part of the deposit to pay past due Rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Landlord, but any remaining balance of such deposit shall be returned by Landlord to Tenant when Tenant's obligations under this Lease have been fulfilled and this Lease terminated.

         23. WAIVER OF SECURITY INTEREST. Tenant shall have the right to obtain financing secured by its trade fixtures, accounts receivables and other personal property and inventory. Tenant shall also have the right to lease its trade fixtures and other personal property from a third party. If Tenant elects to finance or lease its trade fixtures and other personal property and inventory or to grant a lender a security interest in any of Tenant's Property, inventory, cash or receivables, Landlord shall, within thirty (30) days of Tenant's request, execute a lien waiver or subordination of lien in a form reasonably acceptable to Landlord, Tenant and the third party providing the financing to Tenant or leasing trade fixtures or other personal property to Tenant. Landlord hereby waives any negates any and all contractual liens and security interests, statutory liens and security interest or constitutional liens and security interests arising by operation of law to which Landlord might now or





COMMERCIAL LEASE AGREEMENT                                               PAGE 18
hereafter be entitled on all property of Tenant now owned or hereafter placed in or upon the Premises (except for judgment liens which may hereafter arise in favor of Landlord).

         24. SURRENDER UPON TERMINATION. At the termination of this Lease, by its expiration or otherwise, Tenant immediately shall deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed, except for reasonable wear and tear for which Tenant is not responsible hereunder and any damage caused by an insured event. Prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear and damage due to any insured casualty excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligation of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. ANY SECURITY DEPOSIT HELD BY LANDLORD SHALL BE CREDITED AGAINST THE AMOUNT DUE FROM TENANT UNDER THIS PARAGRAPH 24. All obligations of Landlord or Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, unless otherwise provided herein, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises.

         25.     HOLDING OVER.    If, for any reason, Tenant retains possession
of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than thirty
(30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to 150% of the Base Monthly Rent in effect on the termination date, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, will shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 25 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

         26. QUIET ENJOYMENT. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record, and Landlord agrees to defend and hold Tenant harmless from any claim arising out of a claim of superior title or right to the Premises. Landlord agrees that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term of this Lease without hindrance or molestation from Landlord or any Landlord Party, subject to the terms and provisions of this Lease.

         27.     INSPECTION BY LANDLORD.   Landlord and Landlord's agents and
representatives shall have the right to enter the Premises at any reasonable time during business hours, but upon at least 24-hours advance verbal notice, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease (provided that no notice will be required if Landlord reasonably believes that immediate entry is necessary to preserve life or property). During the period that is one hundred eighty (180) days prior to the end of the term of this Lease (and provided that Tenant has not exercised any available Option), upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises and may also erect a suitable sign on the Premises stating the Premises is available. Landlord shall also have the right (but not the obligation) to enter the Premises at any time, and by force if necessary, in the case of an emergency. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.

         28.     MECHANICS LIENS.

                 A. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed at the Premises by or for Tenant (other than the Improvements) and that it will indemnify and hold Landlord harmless from and against any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of





COMMERCIAL LEASE AGREEMENT                                               PAGE 19
the placing of any lien or encumbrance against the Premises. In addition to the above, should any such liens be filed against the Premises by parties claiming by or through Tenant or any Tenant Party, Tenant agrees that it shall remove and discharge, by bond or otherwise, any such lien, and if it shall fail to do so within ninety (90) days after the date Tenant receives written notice that such lien has been filed against the Premises, Landlord shall have, in addition to any other remedy Landlord may have hereunder for breach by Tenant, the right to remove such lien and Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord, including reasonable attorney's fees within thirty (30) days after receipt of an invoice from Landlord.

                 B. Landlord shall not permit any mechanic's or materialmen's lien or liens to be filed against the Premises or any portion thereof. Landlord covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed at the Premises which is ordered or contracted for by Landlord and that it will indemnify and hold Tenant harmless from and against any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Tenant in the Premises or under the terms of this Lease which claims or liens arise on account of any labor performed or materials furnished in connection with any work performed at the Premises which is ordered or contracted for by Landlord. Should any such liens be filed against the Premises by parties claiming by or through Landlord or any Landlord Party, Landlord agrees that it shall remove and discharge, by bond or otherwise, any such lien, and if its shall fail to do so within ninety (90) days after the date Landlord receives written notice that such lien has been filed against the Premises, Tenant shall have the right to remove such lien and Landlord shall reimburse Tenant for all reasonable expenses incurred by Tenant, including reasonable attorney's fees within thirty (30) days after receipt of an invoice from Tenant.

         29. WAIVER. No waiver by either party of any provision of this Lease or of any default, event of default or breach hereunder shall be deemed to be a waiver of any other provision of this Lease, or of any subsequent default, event of default or breach of the same or any other provision. Either party's consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act requiring consent. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a default, event of default or breach of this Lease by Tenant shall not constitute a waiver by Landlord of such default, event of default or breach or any other default, event of default or breach unless such waiver is expressly stated in writing and signed by Landlord.

         30. SUBORDINATION. Conditioned upon the beneficiary of any mortgages and/or deeds of trust now existing or hereafter placed upon the Premises entering into an agreement (herein an ATTORNMENT AGREEMENT) with Tenant in form and substance reasonably acceptable to Tenant in which such beneficiary agrees not to disturb the possession and other rights of Tenant under this Lease so long as Tenant is not in default in the performance of its obligations hereunder, and, in the event of the acquisition of title by such beneficiary or third party purchaser through foreclosure proceedings or a deed in lieu of foreclosure, to accept Tenant as tenant of the Premises under the terms and conditions of this Lease, Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or hereafter constituting a lien or charge upon the Premises, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by written notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Subject to the foregoing, Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting
and subordinating this Lease to the lien of any such mortgage.   For purposes
of this paragraph, Landlord will be deemed to have satisfied the condition of obtaining an Attornment Agreement if the form thereof required by the mortgagee is a type of form that is customarily given by institutional lenders; provided that Tenant shall have the right to attempt to negotiate more favorable terms.

         31.     ESTOPPELS.  Each party agrees, from time to time, within ten
(10) days after request of the other, to deliver to the requesting party, or its designee, an estoppel certificate stating whether or not this Lease is in full force and effect, the date to which Rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as deemed reasonably necessary by the requesting party.

         32. NOTICES. Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed:


COMMERCIAL LEASE AGREEMENT                                               PAGE 20
         if to Landlord, as follows:

                                           MEPC Quorum Properties II Inc.
                                           15303 Dallas Parkway
                                           Suite 100, LB 10
                                           Dallas, Texas 75248
                                           Attn: Property Manager
                                           Telecopy: (214) 851-7012

         and, if to Tenant, as follows:

                                           NeoStar Retail Group, Inc.
                                           10741 King William Drive
                                           Dallas, Texas  75220
                                           Attn:  Chief Financial Officer
                                           Telecopy: (214) 401-9002

                 With copy to:             Cox & Smith
                                           112 East Pecan Street
                                           Suite 1800
                                           San Antonio
                                           Attn:  Ward T. Blacklock, Jr.
                                           Telecopy: (210) 226-8395

or to such other address or to the attention of such other person as shall be designated by the applicable party and on fifteen (15) days notice from time to time in writing and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram or telex, upon receipt.

         33. CONDITIONS. Landlord and Tenant acknowledge that on the date of this Lease Tenant is under contract to purchase the Land. This Lease and Landlord's and Tenant's obligations hereunder are conditioned upon (i) Landlord and Tenant (and the seller under Tenant's contract to purchase the Land if its consent is required for any assignment) having entered into an assignment agreement in a form satisfactory to Landlord and Tenant, pursuant to which Tenant assigns to Landlord all of Tenant's interest in the Land including the rights of Tenant under its contract to purchase the Land, and (ii) Landlord performing all of Tenant's obligations under such contract and acquiring fee simple title to the Land. If both of these conditions are not satisfied by October 31, 1995, then, at either party's option and upon written notice to the other, this Lease shall terminate and neither party will thereafter have any obligations one to the other save for those which by their terms expressly survive termination hereof. If both of these conditions are satisfied by October 31, 1995, then Landlord shall, within thirty (30) days after its acquires fee simple title to the Land, reimburse Tenant for all due diligence costs and reasonable attorneys fees incurred by Tenant with respect to the Land.

         34. TENANT'S CONDITIONAL RIGHT TO PURCHASE THE LAND. If the conditions set forth in Paragraph 33 above are satisfied but Landlord fails to commence construction by November 1, 1995 for reasons other than Force Majeure or Tenant Delays, then Tenant may give written notice to Landlord on or before November 15, 1995, that Tenant elects to purchase the Land from Seller for a purchase price of $1,573,000.00, such sale to be consummated by November 30, 1995. If Tenant fails to give written notice of its election to purchase the Land by November 15, 1995, then Tenant's rights under this Paragraph 34 will be forever waived.

         35.     MISCELLANEOUS.

                 A. Headings/Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                 B. Run with the Land. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successor and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises, Building and/or Land that are the subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

                 C. Recording. Upon request by Tenant, Landlord and Tenant will execute and record, at Tenant's cost, a memorandum of lease; provided, however that Tenant shall concurrently place in escrow with Landlord's attorney an original executed and recordable release that Landlord is permitted to record once this Lease is terminated to remove the memorandum of lease from record.

                 D. Entire Agreement. This Lease constitutes the entire understanding


COMMERCIAL LEASE AGREEMENT                                               PAGE 21
and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                 E. Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                 F. Date of Lease. All references in this Lease to THE DATE HEREOF, THE DATE OF THIS LEASE or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

                 G.       Brokers.

                 (a) Tenant represents and warrants that, except for The Staubach Company (BROKER), Tenant has not dealt with any broker, agent or other person in connection with this transaction and that, except for Broker, no broker, agent or other person brought about this transaction through the acts of or employment by Tenant, and, except with respect to any commission or fee owed to Broker, Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

                 (b) Landlord represents and warrants that, except for Broker, Landlord has not dealt with any broker, agent or other person in connection with this transaction and that, except for Broker, no broker, agent or other person brought about this transaction through the acts of or employment by Landlord. Landlord has agreed to pay Broker a commission pursuant to a separate written agreement between Landlord and Broker, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims by Broker or any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction.

                 H. Counterparts. This Lease may be executed in counterparts, each being deemed an original, but together constituting only one instrument.

                 I. Time for Performance TIME IS OF THE ESSENCE IN THE PERFORMANCE OF EACH PARTIES OBLIGATIONS UNDER THIS LEASE.

                 J. Attorneys Fees. In the event it becomes necessary for either party hereto to file a suit to enforce this Lease or any provisions contained herein, the party prevailing in such action shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys fees incurred in such suit.

                 K.       Law Governing.   This Lease shall be construed and
interpreted in accordance with the laws of the State of Texas and the obligations of the parties hereto are and shall be performable in, and venue for any claim or cause of action shall reside in, Dallas County or Tarrant County, Texas.





COMMERCIAL LEASE AGREEMENT                                               PAGE 22

                 L. Amendments. This Lease may not be modified or amended, except by an agreement in writing signed by Landlord and Tenant. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations, except as specifically set forth herein.

                 M. Moving Allowance. Within ten (10) days after Tenant executes and delivers to Landlord the Acceptance of Premises Memorandum, Landlord will pay to Tenant the amount of $80,000.00 to reimburse Tenant for moving expenses incurred by Tenant in moving into the Premises.

         EXECUTED BY Landlord, this 19th day of October, 1995.

                                  MEPC QUORUM PROPERTIES II INC.,
                                  a Delaware corporation

                                  By:/s/ PETER JOHNSON
                                     ----------------------------------------
                                  Name: Peter Johnson
                                       --------------------------------------
                                  Title: Sr. Vice President
                                        -------------------------------------


                                  By:/s/ HOWARD GARFIELD
                                     ----------------------------------------
                                  Name: Howard Garfield
                                       --------------------------------------
                                  Title: Vice President
                                        -------------------------------------


         EXECUTED BY Tenant, this 19th day of October, 1995.

                                  NEOSTAR RETAIL GROUP, INC.
                                  a Delaware corporation

                                  By:/s/ JAMES B. MCCURRY
                                     ----------------------------------------
                                  Name: JAMES B. MCCURRY
                                       --------------------------------------
                                  Title: Chairman and Chief Executive Officer
                                        -------------------------------------


Exhibits:
--------
Exhibit A: Land
Exhibit B: Base Plans
Exhibit C: Site Plan
Exhibit D: Finish Plans
Exhibit E: Acceptance of Premises Memorandum
Exhibit F: Contractor Insurance Requirements
Exhibit G: Progress Requirements


COMMERCIAL LEASE AGREEMENT                                               PAGE 23

                                 Exhibit "A"

                        Legal Description of the Land

                                 Exhibit "B"

                                  Base Plans

                                 Exhibit "C"

                                  Site Plan

                                  Exhibit "D"

                                  Finish Plans

                                  Exhibit "E"

                       Acceptance of Premises Memorandum

         This memorandum is being executed pursuant to the lease (the LEASE) executed on the ____ day of __________, 1996, between MEPC QUORUM PROPERTIES II INC., a Delaware corporation (LANDLORD), and NEOSTAR RETAIL GROUP, INC., a Delaware corporation (TENANT).

Landlord and Tenant hereby agree that:

1. Except for the Punch List Items (as shown on the attached Punch List), Landlord has fully completed the construction work required under the terms of the Lease and the Plans and the Finish Plans attached thereto. Landlord will use reasonable efforts to complete the Punch List Items within thirty (30) days after the date hereof.

2. Tenant acknowledges that (i) it has inspected and accepts the Premises, (ii) to the best of Tenant's knowledge and subject to Paragraph 2F of the Lease, the Premises is suitable for the purpose for which they are leased, (iii) to the best of Tenant's knowledge, and subject to Paragraph 2F of the Lease, the Premises is in good and satisfactory condition (subject only to the Punch List), (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises which have been made by Landlord remain unsatisfied (subject to the Punch List and those contained in Paragraph 2F of the Lease).

3. Landlord represents and warrants that to the best of its knowledge the Premises complies with all Applicable Laws.

4.       The Commencement Date of the Lease is the _____ day of ____________,
         1996.

5.       The Rent Commencement Date of the Lease is the _____ day of
         ____________, 1996.

6. The expiration date of the Initial Term of the Lease is the _____ day of __________, ________

7. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.

Agreed and Executed this _____ day of __________, 1996.

LANDLORD                                   TENANT

MEPC QUORUM PROPERTIES II INC.,            NEOSTAR RETAIL GROUP, INC.
a Delaware corporation                     a Delaware corporation


By:______________________                  By:______________________
   Name:_________________                     Name:_________________
   Title:________________                     Title:________________


By:______________________
   Name:_________________
   Title:________________

                                  Exhibit "F"


                       Contractor Insurance Requirements

All contractors, subcontractors, suppliers, service providers, moving companies, and others performing work of any type for Tenant at the Premises shall:

         - carry the insurance listed below with companies acceptable to Landlord; and

         - furnish Certificates of Insurance to Landlord evidencing required coverages at least two (2) days prior to entry in the Premises and Renewal Certificates at least ten (10) days prior to the expiration dates of Certificates previously furnished.

Certificates of Insurance must provide for thirty (30) days' prior written notice of cancellation or material change to Landlord.

(1) Workers Compensation: Statutory workers compensation insurance covering full liability under applicable Workers Compensation Laws at the required statutory limits.

(2) Employers' Liability: Employers' liability insurance with the following minimum limits of liability:

                 $100,000         Each Accident
                 $500,000         Disease-Policy Limit
                 $100,000         Disease-Each Employee

(3)      Commercial General Liability:  This insurance policy must:

         (a) Be written on a standard liability policy form (sometimes known as commercial general liability insurance) but without exclusionary endorsements that may delete coverage for products/completed operations, personal and advertising injury, blanket contractual, fire, legal liability, or medical payments.

         (b)     Be endorsed to provide that:

                 - aggregate limits, if any, apply separately to each of the insured's jobs or projects away from premises owned by or rented to the insured;

                 - the insurance is primary and non-contributory to any insurance provided by Landlord; and

                 -        include the following minimum limits:

                 $1,000,000       General Aggregate
                 $1,000,000       Products-Completed Operations Aggregate
                 $1,000,000       Personal & Advertising Injury
                 $1,000,000       Each Occurrence
                 $   50,000       Fire Damage (Any one fire)
                 $    5,000       Medical Expense (Any one person)

(4) Automobile Liability: Automobile liability insurance for claims of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon, or away from the Premises with the following minimum limits:

                 $500,000 Combined Single Limit Bodily Injury and Property Damage per Occurrence


(5) Excess Liability: Following form excess liability insurance with coverages at least as broad as the required commercial general liability insurance with the following minimum limits:

                 $1,000,000       Each Occurrence
                 $2,000,000       Aggregate

(6)      General Requirements:  All policies must be:

         -       written on an occurrence basis and not on a claims-made basis;

         - endorsed to name as additional insureds Landlord, Tenant and their respective officers, directors, employees, agents, partners, and assigns;

         - endorsed to waive any rights of subrogation against Landlord, Tenant and their respective officers, directors, employees, agents, partners, and assigns; and

         - primary and non-contributing with, and not in excess of, any other insurance available to Tenant and Landlord (or any other entity named as an additional insured).

                                  Exhibit "G"

                             Progress Requirements

         The Commencement Date will occur once the construction of the Building has progressed to the extent that the following features have been completed:

         -       Concrete floor slab
         -       Exterior walls erected, not painted
         - Roof structure, decking and roofing system to a dried in condition
         -       Storefront system
         -       Main electrical service conduits stubbed into the Building; and
         - The following features are in place and ready for final connections in the portion of the Building bounded by the column line designations A-1 through E-6, as shown on the Base
                 Plans: --fire sprinkler lines --lights --HVAC curbs and ductwork --wall paint --acrylic floor sealer

         The mechanical, electrical, and fire sprinkler systems will not be placed "in service" until the Improvements are substantially complete and therefore are not a condition to the occurrence of the Commencement Date. Additionally, any temporary walls or other means of protection that Tenant, its contractors or subcontractors requires in connection with it/their work will be at Tenant's sole cost and the installation thereof is not a condition to the occurrence of the Commencement Date.